July 13, 2000



         As counsel for Liberty-Stein Roe Funds Municipal Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 2-99356:


                                                                                                   Exhibit
                                                        Date of           Date of                         to PEA
               Series                                   Opinion           Filing              No.          No.
               ------                                   -------           ------              ---          ---
SteinRoe High-Yield Municipals
     (now named Stein Roe High-Yield

     Municipals Fund)                                 12/20/87           08/30/96           10             21
SteinRoe Intermediate Municipals
     (now named Stein Roe Intermediate

     Municipals Fund)                                 12/20/87           08/30/96           10             21
SteinRoe Managed Municipals (now
     named Stein Roe Managed Municipals

     Fund)                                            12/20/87           08/30/96           10             21
SteinRoe Tax-Exempt Money Fund (now
     named Stein Roe Municipal Money

     Market Fund)                                     12/20/87           08/30/96           10             21
SteinRoe Intermediate Municipals, Inc.
     (now named Stein Roe Intermediate

     Municipals Fund)                                 07/23/85           08/30/96           11(a)          21


         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                            /s/ Bell Boyd & Lloyd LLC
